                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                               AMGEN INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                 [AMGEN LETTERHEAD]

         March 26, 1998

         DEAR STOCKHOLDER:

             You are invited to attend the Annual Meeting of Stockholders of Amgen Inc. to be held on Thursday, May 7, 1998, at 10:30 A.M., PDT, at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California.

             At this year's meeting, you will be asked to elect two directors and to ratify the selection of the independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

             Your Board of Directors unanimously believes that election of its nominees for directors and ratification of its selection of independent auditors are in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote FOR Items 1 and 2 on the enclosed proxy card.

             In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

             I personally look forward to greeting those Amgen stockholders able to attend the meeting. If you plan to attend the Annual Meeting, please complete and return the postage paid reply card enclosed with the Proxy Statement. We will then send you a map with directions to the Regent Beverly Wilshire Hotel and an admission badge to the Annual Meeting.

             It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting.
         THEREFORE, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE PREPAID ENVELOPE PROVIDED.

             Thank you.

                                                   Sincerely,

                                          /s/ Gordon M. Binder
                                          ------------------------------
                                          Gordon M. Binder
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

                                   AMGEN INC.
                             ONE AMGEN CENTER DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1998

                            ------------------------

TO THE STOCKHOLDERS OF AMGEN INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 7, 1998, at 10:30 A.M., PDT, at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California 90212, for the following purposes:

    1. To elect two directors to hold office until the Annual Meeting of Stockholders in the year 2001;

    2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 11, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ George A. Vandeman
                                        --------------------------------------
                                          George A. Vandeman
                                          SECRETARY

Thousand Oaks, California
March 26, 1998

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                                   AMGEN INC.
                             ONE AMGEN CENTER DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Amgen Inc., a Delaware corporation (the "Company" or "Amgen"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 7, 1998, at 10:30 A.M., PDT, (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California 90212.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's common stock (the "Common Stock") in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, telecopy or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

    The Company intends to mail this proxy statement and accompanying proxy card on or about March 26, 1998 to all stockholders entitled to vote at the Annual Meeting.

STOCKHOLDER PROPOSALS

    Stockholders interested in presenting a proposal for consideration at the Company's 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting") may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's Amended and Restated Bylaws (the "Bylaws"). To be eligible for inclusion in the Company's 1999 proxy statement, stockholder proposals must be received by the Company's Secretary no later than November 30, 1998. While the Board will consider stockholder proposals, the Company however reserves the right to omit from the Company's 1999 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 thereunder. The Company's Bylaws provide that stockholders desiring to nominate persons for election to the Board of Directors or to bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing and such notice must be delivered to or received by the Secretary no later than 90 days prior to such meeting (provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is made to stockholders, the notice must be received not later than the close of business on the tenth day following the date on which the notice of the date of such meeting was mailed or the public disclosure was made). Such notice must include (a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and (e) if applicable, the consent of each nominee to serve as director of the Company if so elected.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on March 11, 1998, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 11, 1998, there were outstanding and entitled to vote 254,956,329 shares of Common Stock. Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's Bylaws and Delaware law:
(1) shares represented by proxies that reflect abstentions or "broker non-votes" (I.E., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1789, Mail Stop 27-4-A, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation, as amended, and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

    On February 2, 1998, the Board of Directors adopted a resolution amending the Bylaws to increase the authorized number of directors from eight to nine. As permitted by the Company's Bylaws, the Board then appointed Mr. Frederick W. Gluck to fill the vacancy on the Board resulting from the increase in the number of directors. There are three directors in the class whose term of office expires in 1998, two of whom are nominees for election to the Board. Mr. Edward
J. Ledder, whose term of office expires in 1998, is retiring from the Board of Directors effective immediately prior to the Annual Meeting, and the Company's Bylaws have been amended to decrease the authorized number of directors to eight effective immediately upon Mr. Ledder's resignation. The Bylaws may be amended in the future to increase the authorized number of directors. If elected at the Annual Meeting, each of the two nominees, Mr. Steven Lazarus and Dr. Gilbert S. Omenn, would serve until the Annual Meeting in the year 2001 and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the two nominees named below. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which currently is not anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and for each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE ANNUAL MEETING OF
  STOCKHOLDERS IN THE YEAR 2001

STEVEN LAZARUS

    Mr. Steven Lazarus, age 66, has served as a director of the Company since May 1987. Since July 1994, he has been the managing general partner of ARCH Venture Partners, L.P., an early stage venture capital partnership. He was President and Chief Executive Officer of the Argonne National Laboratory/The University of Chicago Development Corporation and was also dean at the Graduate School of Business, the University of Chicago, from October 1986 to July 1994. Mr. Lazarus also serves as a director of Illinois Superconductor Corporation, the National Venture Capital Association, New Era of Networks, Inc., Nanophase Technologies Corporation, Primark Corporation; and as Vice Chairman of the Board of Directors of The Northwestern Healthcare Network, Chicago, Illinois.

GILBERT S. OMENN

    Dr. Gilbert S. Omenn, age 56, has served as a director of the Company since January 1987. He has been the Executive Vice President for Medical Affairs for the University of Michigan Health System since September 1997. Previously, Dr. Omenn had been the Dean of the School of Public Health and

Community Medicine at the University of Washington from 1982 to September 1997. Dr. Omenn also is a director of Immune Response Corporation, Nutraceutix Inc., Ostex International Inc. and Rohm & Haas Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

WILLIAM K. BOWES, JR.

    Mr. William K. Bowes, Jr., age 71, has served as a director of the Company since April 1980. He has been a general partner of U.S. Venture Partners, a venture capital investment entity, since July 1981. Mr. Bowes also serves as a director of Applied Micro-Circuits, Inc., Lynx, Inc., Xoma Corporation and one privately held U.S. Venture Partners portfolio company.

JUDITH C. PELHAM

    Ms. Judith C. Pelham, age 52, has served as a director of the Company since May 1995. She has been President and Chief Executive Officer of Mercy Health Services, a unified system of institutions, programs and services established to carry out the health ministry sponsored by the Sisters of Mercy Regional Community of Detroit, since 1993. From 1987 to 1993, she was President and Chief Executive Officer of Daughters of Charity Health Services, Austin, Texas.

KEVIN W. SHARER

    Mr. Kevin W. Sharer, age 50, has served as a director of the Company since November 1992. He also has served as President and Chief Operating Officer of the Company since October 1992. Prior to joining the Company, Mr. Sharer served as President of the Business Markets Division of MCI Communications Corporation, a telecommunications company, from April 1989 to October 1992 and served in numerous executive capacities at General Electric Company from February 1984 to March 1989. Mr. Sharer also serves as a director of Unocal Corporation.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

GORDON M. BINDER

    Mr. Gordon M. Binder, age 62, has served as a director of the Company since October 1988. He joined the Company in 1982 as Vice President-Finance and was named Senior Vice President-Finance in February 1986. Mr. Binder was elected Chief Executive Officer in October 1988 and Chairman of the Board in July 1990.

FREDERICK W. GLUCK

    Mr. Frederick W. Gluck, age 62, was appointed to the Board of Directors of the Company in February 1998. Mr. Gluck has worked with Bechtel Group, Inc. since February 1995, where he served as Vice Chairman and Director from January 1996 until July 1997 and currently serves as a director. Prior to 1995, Mr. Gluck was with McKinsey & Company, Inc. for 27 years, ultimately leading that firm as its Managing Director from 1988 until 1994. Mr. Gluck retired from McKinsey & Company in February 1995. Mr. Gluck is currently a director of the New York and Presbyterian Hospital and The New York and Presbyterian Healthcare System, ACT Networks, Inc., Broadband Associates, Harvard Business School Board of Directors of the Associates, Price Waterhouse LLP, Russell Reynolds Associates, and Thinking Tools, Inc.

FRANKLIN P. JOHNSON, JR.

    Mr. Franklin P. Johnson, Jr., age 69, has served as a director of the Company since October 1980. He is the general partner of Asset Management Partners, a venture capital limited partnership. Mr. Johnson has been a private venture capital investor for more than five years. He is also Chairman of the Board of Boole & Babbage, Inc. and a director of IDEC Pharmaceuticals Corporation and several private companies.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors, which held six meetings during the year ended December 31, 1997, has an Audit Committee, a Compensation Committee, an Executive Committee, a New Hire Stock Option Committee, a Nominating Committee and a Strategy Committee.

    The Audit Committee recommends engagement of the Company's independent auditors and approves services performed by such auditors, including the review and evaluation of the Company's accounting system and its system of internal controls in connection with the Company's annual audit. During the year ended December 31, 1997, the Audit Committee met twice. Mr. Bowes serves as Chairman, and Dr. Omenn and Ms. Pelham serve as members of the Audit Committee.

    The Compensation Committee sets guidelines for the administration of all salaries within the Company, approves recommendations for officers' salaries, administers incentive compensation and awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels. During the year ended December 31, 1997, the Compensation Committee met five times. Mr. Ledder serves as Chairman, and Messrs. Johnson and Lazarus serve as members of the Compensation Committee.

    The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law, the Bylaws of the Company and as specifically granted by the Board of Directors. During the year ended December 31, 1997, the Executive Committee met once. Mr. Binder serves as Chairman, and Messrs. Bowes and Johnson serve as members of the Executive Committee.

    The New Hire Stock Option Committee principally grants stock options to non-officer employees upon commencement of employment with the Company and its subsidiaries in accordance with the guidelines established by the Compensation Committee. During the year ended December 31, 1997, the New Hire Stock Option Committee did not meet, but did take action by written consent. Mr. Binder is the sole member of the New Hire Stock Option Committee and Mr. Sharer is an alternate member who may act in the absence of Mr. Binder.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. During the year ended December 31, 1997, the Nominating Committee met twice. Mr. Bowes serves as Chairman, and Mr. Johnson and Dr. Omenn serve as members of the Nominating Committee. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company's Bylaws.

    The Strategy Committee meets with management of the Company to review research strategies and major proposals for collaborations and licensing of technology. During the year ended December 31, 1997, the Strategy Committee met three times. Mr. Lazarus serves as Chairman, and Mr. Ledder, Dr. Omenn and Ms. Pelham serve as members of the Strategy Committee.

    During the year ended December 31, 1997, all of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served.

                                   PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1980. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                         AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 2, 1998, by: (i) each director; (ii) the Company's Chief Executive Officer and each of its other four most highly compensated executives (collectively the "Named Executive Officers") for the year ended December 31, 1997; and (iii) all directors and executive officers of the Company as a group. The Company is not aware of any person who is a beneficial owner of more than 5% of its Common Stock.

                                                                                                COMMON STOCK
                                                                                             BENEFICIALLY OWNED
                                                                                                   (1)(2)
                                                                                           -----------------------
                                                                                           NUMBER OF   PERCENT OF
BENEFICIAL OWNER                                                                             SHARES       TOTAL
-----------------------------------------------------------------------------------------  ----------  -----------
Gordon M. Binder.........................................................................   1,513,850       *
William K. Bowes, Jr.....................................................................   2,476,200       *
Frederick W. Gluck.......................................................................           0       *
Franklin P. Johnson, Jr. (3).............................................................   1,263,100       *
Steven Lazarus...........................................................................      91,980       *
Edward J. Ledder.........................................................................      63,500       *
Gilbert S. Omenn (4).....................................................................     139,370       *
Judith C. Pelham.........................................................................      20,300       *
Kevin W. Sharer..........................................................................     171,592       *
N. Kirby Alton (5).......................................................................      32,457       *
George A. Vandeman.......................................................................      66,591       *
George Morstyn...........................................................................      48,933       *
All directors and executive officers as a group (20 persons) (3)(4)......................   6,274,727         2.4

------------------------

* Less than 1%

(1) This table is based upon information supplied by directors and executive officers. To the Company's knowledge, no Schedules 13D and 13G were filed with the SEC. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the stockholders has sole voting and/or investment power with respect to such shares.

(2) Includes shares which the individuals shown have the right to acquire on March 2, 1998, or within 60 days thereafter, pursuant to outstanding options, as follows: Mr. Binder-1,344,274 shares; Mr. Bowes-120,300 shares; Mr. Johnson-120,300 shares; Mr. Lazarus-76,379 shares; Mr. Ledder-60,300 shares; Dr. Omenn-64,245 shares; Ms. Pelham-19,300 shares; Mr. Sharer-167,580 shares; Dr. Alton-16,560 shares; Mr. Vandeman-66,420 shares; Dr. Morstyn-45,748 shares; and all current directors and executive officers as a group-2,379,150 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(3) Includes 1,118,800 shares held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have voting and investment power as to all of these shares, and therefore may be deemed to be a beneficial owner of such shares.

(4) Includes 1,240 shares held by one of Dr. Omenn's children.

(5) Excludes 6,438 shares held by trusts established for the benefit of Dr. Alton's children. Dr. Alton disclaims beneficial ownership of all such shares.

    In 1993, the Company exercised its option to purchase the Class A and Class B limited partnership interests of Amgen Clinical Partners, L.P. (the "Partnership"), a limited partnership previously formed to develop and commercialize products from certain technologies for human pharmaceutical use in the United States. As a result of the Company exercising such option, each holder of a limited partnership interest in the Partnership acquired contractual contingent payment rights based on the number of such holder's interests. The contractual contingent payment rights are not voting securities but entitle the holders thereof to receive quarterly payments, subject to certain adjustments, equal to a stated percentage of the Company's sales of certain products in specified geographic areas. In 1997, holders received $57,787 for each whole contractual contingent payment right held. The following table sets forth certain information regarding the ownership of the Company's contractual contingent payment rights as of March 2, 1998, by: (i) each director; (ii) each of the five Named Executive Officers of the Company; and (iii) all directors and executive officers of the Company as a group:

                                                                                              CONTRACTUAL CONTINGENT
                                                                                                  PAYMENT RIGHTS
                                                                                               BENEFICIALLY OWNED(1)
                                                                                              -----------------------
                                                                                              NUMBER OF   PERCENT OF
BENEFICIAL OWNER                                                                                RIGHTS       TOTAL
--------------------------------------------------------------------------------------------  ----------  -----------
Gordon M. Binder............................................................................           1       *
William K. Bowes, Jr........................................................................           2       *
Frederick W. Gluck..........................................................................           0       *
Franklin P. Johnson, Jr. (2)................................................................           4       *
Steven Lazarus..............................................................................           0       *
Edward J. Ledder............................................................................           0       *
Gilbert S. Omenn............................................................................          .5       *
Judith C. Pelham............................................................................           0       *
Kevin W. Sharer.............................................................................           0       *
N. Kirby Alton..............................................................................         .25       *
George A. Vandeman..........................................................................           0       *
George Morstyn..............................................................................           0       *
All directors and executive officers as a group (20 persons) (2)............................           8       *

------------------------

* Less than 1%

(1) This table is based upon information supplied by the directors and executive officers. To the Company's knowledge, no Schedules 13D and 13G were filed with the SEC. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each holder of a contractual contingent payment right(s) has sole investment power with respect to such right(s) beneficially owned.

(2) Includes four rights held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have investment power as to all of these rights, and therefore may be deemed to be a beneficial owner of such rights.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Directors of the Company who are also employees of the Company are not separately compensated for their services as directors. During the year ended December 31, 1997, each non-employee director received a quarterly retainer of $5,000 (plus $1,500 for a committee chairman) and a per Board meeting fee of $1,250 (plus $750 for committee members attending a committee meeting, up to a maximum of $1,500 for all committee meetings held on the same day). The members of the Board of Directors also are entitled to reimbursement of their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy. There are no family relationships among any directors of the Company.

    Under the Amended and Restated 1991 Equity Incentive Option Plan (the "1991 Plan"), in 1997 each non-employee director was automatically granted a non-discretionary option (a "Formula Grant") to purchase shares of Common Stock of the Company. The number of shares subject to such Formula Grant was determined under a formula set forth in the 1991 Plan, which also provided that in no event would the number of shares subject to such Formula Grant exceed 10,000 shares. The exercise price of options granted under the 1991 Plan is equal to 100% of the fair market value of the underlying stock on the date of the option grant. In addition, newly appointed non-employee directors may receive an inaugural option pursuant to a formula set forth in the 1991 Plan on terms comparable to the Formula Grants.

    A Formula Grant awarded to a non-employee director under the 1991 Plan may not be exercised: (a) unless such director has, at the date of grant, provided three years of prior continuous service as a non-employee director, in which case such Formula Grant will vest upon grant; or (b) until the date upon which such director has provided one year of continuous service as a non-employee director following the date of grant of such Formula Grant, whereupon such Formula Grant will become fully vested and exercisable. No option under the 1991 Plan is exercisable by the optionee after the expiration of ten years from the date the original option is granted.

    A non-employee director optionee is entitled to a reload option ("Reload Option") in the event the optionee exercises his or her option, in whole or in part, by surrendering other shares of Common Stock of the Company held by such non-employee director in accordance with the 1991 Plan and the terms of the option grant. Any such Reload Option: (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. Any such Reload Option will be subject to the availability of sufficient shares under the 1991 Plan. There will be no Reload Option on a Reload Option.

    The Company granted in January 1997, to the seven non-employee directors who served during the year ended December 31, 1997, Formula Grants under the 1991 Plan covering an aggregate of 20,300 shares at an exercise price of $54.9375 per share. In addition, in September 1997, Reload Options for 3,945 shares, at an exercise price of $49.375 per share, were granted to Dr. Omenn. On December 9, 1997, Ms. Pelham received a discretionary option grant for 11,000 shares, with an exercise price of $52.6875 per share; and on February 2, 1998, Mr. Gluck received an inaugural option grant for 15,000 shares, with an exercise price of $54 per share, upon his appointment to the Board.

    In December 1997, the Board amended the formula pursuant to which non-employee directors receive automatic annual grants. Accordingly, beginning in January 1998, non-employee directors received Formula Grants of 4,000 shares; inaugural grants to new non-employee directors are 15,000 shares.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows for the years ended December 31, 1997, 1996 and 1995, respectively, certain compensation awarded or paid to, or earned by, the Named Executive Officers for all services rendered in all capacities to the
Company:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                           COMPENSATION
                                                           ANNUAL COMPENSATION             -------------
                                                -----------------------------------------   SECURITIES      ALL OTHER
NAME AND                                                                  OTHER ANNUAL      UNDERLYING    COMPENSATION
PRINCIPAL POSITION                     YEAR     SALARY($)(1) BONUS($)    COMPENSATION($)   OPTIONS(#)(2)    ($)(3)(4)
-----------------------------------  ---------  -----------  ---------  -----------------  -------------  -------------
Gordon M. Binder,                         1997     799,024     638,123                         335,965        242,180
  Chief Executive Officer and             1996     724,311     900,000                         112,600        163,128
  Chairman of the Board                   1995     613,176     900,000                         150,000        129,142

Kevin W. Sharer,                          1997     506,755     326,157                         178,958        147,567
  President, Chief Operating              1996     471,669     733,187                          55,000        108,259
  Officer and Director                    1995     427,916     623,265                          90,000         66,237

N. Kirby Alton,                           1997     383,779     298,583                         109,373        109,352
  Senior Vice President,                  1996     353,957     453,517                          28,000         72,341
  Development                             1995     313,500     345,525                          40,000         45,195

George A. Vandeman,                       1997     352,492     268,884          3,137(7)       103,873         88,154
  Senior Vice President, General          1996     336,040     432,743            868(7)        32,100         51,727
  Counsel and Secretary                   1995     163,846(5)   662,429(6)                     200,000(8)      49,535

George Morstyn,                           1997     337,644     210,479                          86,712         84,944
  Vice President, Clinical
  Development and Chief Medical
  Officer (9)

------------------------

(1) Includes compensation deferred under the Company's Retirement and Savings Plan, as amended (the "401(k) Plan") otherwise payable in cash during each calendar year.

(2) For 1995, the number of securities underlying options has been adjusted to reflect the Company's 2 for 1 stock split in the form of a 100% stock dividend to stockholders of record on August 1, 1995.

(3) The amounts shown for 1997 are comprised primarily of Company credits to the Supplemental Retirement Plan (the "SRP"), with additional amounts included as a result of a contribution (the "Company Contribution") to the Company's 401(k) Plan for each of the Named Executive Officers (see footnote 4 below for a description of the Company Contribution). The SRP is a non-qualified, unfunded, deferred compensation plan. Participation in the SRP is available to selected participants in the Company's 401(k) Plan who are affected by the Internal Revenue Code limits on the amount of employee compensation that may be recognized for purposes of calculating the Company's contributions to the 401(k) Plan. Pursuant to the SRP, the following Named Executive Officers were credited with the following amounts, including accrued dividends, interest and unrealized gains or losses for the years ended December 31, 1997, 1996 and 1995, respectively: Mr. Binder, $229,380, $151,590 and
    $117,792; Mr. Sharer, $134,767, $96,721 and $54,887; Dr. Alton, $96,552,
    $60,803 and $33,845; Mr. Vandeman, $75,354, $40,289 and $39,685; and Dr.
    Morstyn, $72,144. Dr. Morstyn was promoted to an executive officer on November 17, 1997, and, accordingly, pursuant to the SEC rules and regulations no figures are required to be reported prior to 1997.

(4) The amounts shown for 1997 include a Company Contribution in the amount of $12,800 to the Company's 401(k) Plan for each of the Named Executive Officers. The amounts shown for 1996 and 1995 include a Company Contribution pursuant to the 401(k) Plan in the amount of $11,538 and $11,350, respectively, for each of the Named Executive Officers, except for Mr. Vandeman for whom the Company Contribution for 1995 was $9,850.

(5) Represents Mr. Vandeman's salary paid from commencement of his employment as Senior Vice President, General Counsel and Secretary on June 30, 1995.

(6) Includes a signing bonus of $509,335 and a payment of $153,094 under the Company's performance based Management Incentive Plan.

(7) Represents payments to Mr. Vandeman for taxes payable by him as a result of payments to or on behalf of Mr. Vandeman in connection with his relocation to the Thousand Oaks area.

(8) Represents stock options granted to Mr. Vandeman in connection with his employment by the Company.

(9) Dr. Morstyn was promoted to an executive officer on November 17, 1997, and, accordingly, pursuant to the SEC rules and regulations no figures are required to be reported prior to 1997.

STOCK OPTION GRANTS AND EXERCISES

    The Company has granted options to its executive officers under the 1991 Plan and other Company stock option plans (collectively, the "Option Plans"). The following tables show for the year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by each of the Named Executive Officers:

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                 INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                   NUMBER OF                                                  ANNUAL RATES OF STOCK
                                   SECURITIES     PERCENT OF TOTAL                            PRICE APPRECIATION FOR
                                   UNDERLYING     OPTIONS GRANTED   EXERCISE OR                   OPTION TERM(1)
                                    OPTIONS       TO EMPLOYEES IN   BASE PRICE   EXPIRATION   ----------------------
NAME                            GRANTED(#)(2)(3)   FISCAL YEAR(4)     ($/SH)        DATE        5%($)       10%($)
------------------------------  ----------------  ----------------  -----------  -----------  ----------  ----------
Gordon M. Binder..............       17,000(5)            .13%         57.875      02/18/04      400,536     933,419
                                    141,800(6)           1.10%         56.5625     07/01/04    3,265,174   7,609,245
                                    177,165(8)           1.37%         52.375      12/23/04    3,777,492   8,803,162

Kevin W. Sharer...............       81,800(6)            .63%         56.5625     07/01/04    1,883,577   4,389,536
                                     97,158(8)            .75%         52.375      12/23/04    2,071,592   4,827,690

N. Kirby Alton................       49,100(6)            .38%         56.5625     07/01/04    1,130,607   2,634,795
                                     60,273(8)            .47%         52.375      12/23/04    1,285,134   2,994,909

George A. Vandeman............       43,600(6)            .34%         56.5625     07/01/04    1,003,961   2,339,655
                                     60,273(8)            .47%         52.375      12/23/04    1,285,134   2,994,909

George Morstyn................       32,700(6)            .25%         56.5625     07/01/04      752,970   1,754,741
                                      6,720(7)            .05%         52.6875     12/09/04      144,138     335,903
                                     47,292(8)            .37%         52.375      12/23/04    1,008,355   2,349,895

------------------------

(1) The potential realizable value is based on the term of the option at the time of its grant, which is seven years for the stock options granted to the Named Executive Officers in the table. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the SEC and do not represent the Company's estimates of stock price appreciation. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and the stock sold on the last day of its term at this appreciated stock price. No valuation method can accurately predict future stock prices or option values because there are too many unknown factors. No gain to the optionee is possible unless the stock price increases over the option term. Such a gain in stock price would benefit all stockholders.

(2) Under the terms of the Option Plans, the Board of Directors retains discretion, subject to plan limitations, to modify the terms of outstanding options and to reprice the options. The Board of Directors has delegated administration of the Option Plans to the Compensation Committee of the Board of Directors.

(3) The options were granted to the Named Executive Officers in the table for a term of seven years, subject to earlier termination if the optionee ceases employment with the Company. Each option agreement contains a provision entitling the optionee to a Reload Option in the event the optionee exercises the option, in whole or in part, by surrendering shares of Common Stock in accordance with the Option Plans. Any such Reload Option: (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. There will be no Reload Option on a Reload Option.

(4) In 1997, the Company granted stock options covering a total of 12,911,531 shares of Common Stock to Company employees under its various option plans and this number was used in calculating the percentages.

(5) Represents an option for 17,000 shares granted to Mr. Binder that became fully vested on its grant date.

(6) Represents options granted as part of the annual periodic stock option grants made to all eligible employees of the Company, and such options become exercisable as to 20% of the shares covered thereby one year after the grant date and an additional 20% on each successive anniversary date, with full vesting occurring on the fifth anniversary date. The vesting of all options issued pursuant to the Option Plans will be automatically accelerated in the event of a change in control (as defined in the Option Plans). In addition, the options are subject to certain accelerated vesting upon the death or disability of the optionee while in the employ of the Company, death within three months after termination of employment or voluntary retirement of the optionee, as provided in the option grant agreement.

(7) Represents an option granted to Dr. Morstyn, in connection with his promotion to executive officer on November 17, 1997, that becomes exercisable as to 25% of the shares covered thereby one year after the grant date and an additional 25% on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(8) Represents options granted as part of options granted in December 1997 to all eligible employees of the Company, and such options become fully exercisable on the earlier of (i) the date on which the Fair Market Value (as defined in the option grant agreement utilized for such options) of a share of the Company's Common Stock equals or exceeds $75 per share or (ii) the fifth anniversary of the date of the grant.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                     AND FISCAL YEAR-END 1997 OPTION VALUES

                                                                 NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED    IN- THE-MONEY OPTIONS
                                     SHARES                      OPTIONS AT FY-END(#)        AT FY-END($)(2)
                                  ACQUIRED ON        VALUE      -----------------------  -----------------------
NAME                              EXERCISE(#)    REALIZED($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-------------------------------  --------------  -------------  -----------------------  -----------------------
Gordon M. Binder...............       154,904       8,863,550        1,355,274/548,671     59,348,465/3,233,084

Kevin W. Sharer................        75,000       2,542,950          187,080/393,040      4,134,033/4,139,450

N. Kirby Alton.................        60,696       1,744,552           16,560/178,229        247,600/1,196,104

George A. Vandeman.............             0               0           66,420/249,553      1,068,750/2,242,978

George Morstyn.................        42,400       1,899,726           48,748/143,724        1,107,694/906,010

------------------------

(1) Value realized is based on the market value of the Company's Common Stock on the date of exercise, minus the exercise price, and does not necessarily indicate that the optionee sold such stock.

(2) Value of unexercised in-the-money options is calculated based on the market value of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on December 31, 1997 at a price of $54.125 per share, the fair market value of the Company's Common Stock on such date.

COMPENSATION ARRANGEMENTS

    In June 1995, Mr. Vandeman became Senior Vice President, General Counsel and Secretary of the Company. In connection with Mr. Vandeman's employment, the Company granted him an option to purchase 200,000 shares of Common Stock with an exercise price equal to 100% of the fair market value of the Common Stock on June 1, 1995. This option vests in five equal annual installments commencing with the first anniversary of grant and expires seven years from the date of grant. The Company has guaranteed that, calculated as if Mr. Vandeman had not sold any of the underlying shares, the then vested portion of such options will appreciate in value by at least $2.5 million on at least one day on or before June 1, 2000. Notwithstanding the foregoing, the Company has not guaranteed that Mr. Vandeman will realize this profit if Mr. Vandeman does not sell all of the vested option shares on the date that such value is realizable.

COMPENSATION COMMITTEE REPORT(1)

    The Board of Directors has delegated to the Compensation Committee of the Board of Directors (the "Compensation Committee") the authority to establish and maintain the Job Grade and Compensation Range Tables and Merit Increase Guidelines used to establish initial salary guidelines and merit pay increases throughout the Company and as the basis for making specific recommendations to the Board concerning the compensation of senior officers, including the Chief Executive Officer. In addition, the Compensation Committee administers the performance based Management Incentive Plan (the "MIP"), the Company's various stock option plans (collectively the "Stock Option Plans"), the 401(k) Plan, the SRP, the Employee Stock Purchase Plan and all other compensation and benefit programs currently in place at the Company. Compensation Committee members are all non-employee directors.

    The Compensation Committee intends to design and administer its compensation plans to support the achievement of the Company's long-term strategic objectives, to enhance stockholder value and, to the

------------------------

1 The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

extent possible, to maximize the deductibility of compensation for tax purposes. The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar limit on the amount of non-performance based compensation for Named Executive Officers that may be deducted by the Company for tax purposes. The Committee has been advised that based upon prior stockholder approval of the material terms of the MIP and the 1991 Plan, and Section 162(m) transition rules, compensation under these plans is excluded from this limitation.

    The method used by the Compensation Committee to determine executive compensation is designed to provide for a base salary that, while competitive with comparable companies, is nevertheless calculated to result in a base salary that is slightly lower than the middle of the competitive range for those companies. Base salary is supplemented by two additional compensation components: first, the MIP, designed to reward participants for individual and Company-wide performance; and second, the Company's Stock Option Plans, designed to provide long-term incentives to all employees of the Company. Each of these components is described below.

BASE SALARY

    Base Salaries for all employees, including executive officers of the Company, are determined based on an established Job Grade and Compensation Range Table that is designed to provide a Base Salary that ensures that salaries, while remaining competitive with comparable companies, are slightly lower than the middle of the range for executive officers and at the middle of the range for all other employees of the companies surveyed. In monitoring the Executive Job Grade and Compensation Range Table, the members of the Compensation Committee compared compensation information derived from compensation surveys outlining compensation levels at major pharmaceutical companies, the majority of which are included in the Standard & Poor's Drug Index, leading biotechnology companies and other high technology companies.(2) Adjustments to each individual's Base Salary are made in connection with annual performance reviews. The amounts of such increases are calculated using compensation levels at comparable companies and the Merit Increase Guidelines that provide for percentage salary increases based on the position in the Compensation Range and the result of each individual's annual performance review. The recommended percentage increases are adjusted annually and reflect the Compensation Committee's assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.

PERFORMANCE BASED MANAGEMENT INCENTIVE PLAN

    The MIP has been established to reward participants for their contributions to the achievement of Company-wide performance goals. All officers of the Company and certain other key employees, as determined by the Compensation Committee, participate in the MIP. MIP payouts are established at a level designed to ensure that when such payouts are added to a participant's Base Salary, the resultant compensation for above average performance will exceed the average cash compensation level of comparable companies.

    The structure of the MIP provides for the development of a compensation pool (the "Pool"). Amounts attributable to the Pool are based upon the achievement of certain specified performance goals and milestones established by members of management and approved by the Compensation Committee at the beginning of each MIP period. As implemented by the Compensation Committee, at least 50% of the Pool determination will be based upon Return on Capital Employed ("ROCE") and Growth in Revenue,

------------------------

2 The Committee utilizes data and summaries provided by independent consulting firms to determine comparable companies, including major pharmaceutical, leading biotechnology and other high technology companies, and their compensation levels.

with the remainder based upon two or three major goals selected by the Compensation Committee from the goals established by management in connection with the planning process. Target awards for participants are established pursuant to a percentage formula relating to Base Salary. The MIP provides for a range of payouts based on actual achievements, with both the size of the Pool and the individual awards subject to an upside potential of 150% of applicable targets for the achievement of performance that is significantly above the target levels. No awards are made to the participants, regardless of the performance achieved on the other goals or by individual participants, unless either the minimum ROCE or the minimum Growth in Revenue goal is achieved.

    At the beginning of each MIP period, participants in the MIP are required to work with upper management to define individual performance objectives that will contribute to the success of the Company. Each participant's payout from the MIP Pool is based upon the respective supervisor's and the Compensation Committee's assessment of achievement of the participant's goals. Performance objectives are stated as a range of possible measured achievements. In order to be eligible to receive a payout from the MIP, each individual participant must have achieved his or her individual performance objectives at least at the minimum threshold. The minimum threshold represents significant, but less than planned, performance. The payout at the minimum threshold is usually 50% of the target payout, assuming Pool goals are achieved at target. The maximum amount payable under the MIP to any participant may not exceed $900,000.

    The Pool goals for the MIP period ended December 31, 1997 included goals related to ROCE, Growth in Revenue, specific product development objectives and profit after taxes. The relative weightings of these four factors in determining the total Pool were 30%, 20%, 25% and 25%, respectively. Based upon evaluations by management and approved by the Compensation Committee, the Company achieved 78.4% of the target Pool goals established under the MIP for the period ended December 31, 1997. For 1997, in order to stimulate increased effort toward the development of potential products, the Pool included an incentive equal to 5% of the maximum payable under the Pool goals for the development and/or acquisition of two novel molecules with therapeutic potential. The achievement of these objectives resulted in the inclusion of this incentive in the MIP payout.

STOCK OPTION PLANS

    The Stock Option Plans offered by the Company have been established to provide all employees with an opportunity to share, along with stockholders, in the long-term performance of the Company.

    In December 1997, the Compensation Committee recommended and the Board of Directors approved the adoption of the 1997 Special Non-Officer Equity Incentive Plan (the "1997 Plan"). The provisions of the 1997 Plan are substantially the same as those of the 1991 Plan except that under the 1997 Plan: 1) awards are limited to non-officer employees of the Company; 2) option awards will be in the form of Non-Qualified Stock Options; 3) Reload Options may not be granted; and
4) the repricing of awards previously granted under the 1997 Plan is not permitted.

    Periodic grants of stock options are generally made annually to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Stock options granted under the Stock Option Plans generally have a three-, four- or five-year vesting schedule and generally expire seven years from the date of grant. The exercise price of options granted under the Stock Option Plans is 100% of the fair market value of the underlying stock on the date of grant. Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a procedure established by the Compensation Committee based upon several factors including the salary grade midpoint, the performance of each participant and the approximate market price of the stock at the time of grant. The size of the grants, as developed under the procedure, are targeted to be somewhat above competitive levels as a reflection of both the added incentive to continue the favorable competitive performance of the Company, as well as the risk attached to the future growth of the biotech industry.

    In December 1997, the Compensation Committee approved a special stock option award to all eligible employees. These awards were intended to serve as a means to retain valuable contributors to Amgen's long-term success. The options have an exercise price equal to 100% of the fair market value of the underlying stock on the grant date and contain a special vesting provision providing that the options will vest on the earlier of (i) the date on which the closing price of Amgen Common Stock equals or exceeds $75 per share or (ii) 5 years from the grant date.

CEO COMPENSATION

    Mr. Binder's Base Salary, MIP payout and grants of stock options were determined in accordance with the criteria described in the "Base Salary," "Management Incentive Plan" and "Stock Option Plans" sections of this report. Mr. Binder's Base Salary of $799,024 reflects the Board's assessment of his very favorable performance and his position in the Grade and Range Table.

    The MIP target for Mr. Binder for the MIP period ended December 31, 1997 was set at 93% of Base Salary. The actual award under the MIP for the MIP period ended December 31, 1997 was $638,123 or 79.9% of Base Salary. Payments made to Mr. Binder as a participant in the MIP for the period ended December 31, 1997 reflect both the Company's level of achievement of the Pool goals and Mr. Binder's level of achievement of his individual performance objectives, which included goals relating to ROCE; Growth in Revenue; product development objectives; income after taxes; research; government affairs; and licensing and acquisition of product candidates. As previously discussed, no awards are made to MIP participants unless the Company achieves either the minimum ROCE or minimum Growth in Revenue goal.

    In February 1997, Mr. Binder was granted an option to purchase 17,000 shares of Common Stock of the Company at 100% of fair market value on the date of grant, or $57.88 per share, to reflect Mr. Binder's MIP achievements in excess of the maximum award permitted thereunder for 1996. In July 1997 and December 1997, Mr. Binder was granted a periodic option and a special option, respectively, to purchase 141,800 and 177,165 shares of Common Stock of the Company at 100% of fair market value on the date of grant, or $56.56 and $52.38 per share, respectively. All three grants reflect the Board's assessment of the substantial contributions made by Mr. Binder to the performance and long-term growth of the Company.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                             Edward J. Ledder, Chairman
                             Steven Lazarus
                             Franklin P. Johnson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1997, the Company's Compensation Committee consisted of Messrs. Johnson, Lazarus and Ledder, and Dr. Raymond F. Baddour, all of whom are or were during their service non-employee directors. Dr. Baddour retired from the Board of Directors and therefore the Compensation Committee effective May 8, 1997. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE MEASUREMENT COMPARISON

    The chart set forth below shows the value of an investment of $100 on December 31, 1992 in each of Amgen Common Stock, the Nasdaq Pharmaceutical Index (the "Nasdaq Pharmaceutical"), the Standard & Poor's Drug Index (the "S&P Drug") and the Standard & Poor's 500 Index (the "S&P 500"). All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year.

    The historical stock price performance of the Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

     AMGEN STOCK PRICE VS. NASDAQ PHARMACEUTICAL, S&P DRUG, S&P 500 INDEXES EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN VALUE OF INVESTMENT OF $100 ON DECEMBER 31,
                                           1992

                                                                                              Amgen Inc.   Nasdaq Pharmaceutical
12/31/92                                                                                         $100.00                 $100.00
12/31/93                                                                                           70.09                   89.13
12/31/94                                                                                           83.54                   67.08
12/31/95                                                                                          168.14                  122.72
12/31/96                                                                                          153.98                  123.08
12/31/97                                                                                          153.27                  127.19

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN VALUE OF INVESTMENT OF $100 ON DECEMBER 31,
                                           1992
                                                                                                S&P Drug    S&P 500
12/31/92                                                                                         $100.00    $100.00
12/31/93                                                                                           88.52     110.06
12/31/94                                                                                           99.60     111.51
12/31/95                                                                                          170.96     153.42
12/31/96                                                                                          213.10     188.64
12/31/97                                                                                          339.53     251.58

                                                  12/31/92   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
                                                  ---------  ---------  ---------  ---------  ---------  ---------
Amgen...........................................  $  100.00  $   70.09  $   83.54  $  168.14  $  153.98  $  153.27
Nasdaq Pharmaceutical...........................  $  100.00  $   89.13  $   67.08  $  122.72  $  123.08  $  127.19
S&P Drug........................................  $  100.00  $   88.52  $   99.60  $  170.96  $  213.10  $  339.53
S&P 500.........................................  $  100.00  $  110.06  $  111.51  $  153.42  $  188.64  $  251.58

                              CERTAIN TRANSACTIONS

    The Company has made loans to Mr. Stan M. Benson, Ms. Kathryn E. Falberg, Mr. Edward F. Garnett, and Messrs. Sharer and Vandeman, all of whom are executive officers of the Company. Each such loan is evidenced by a full recourse promissory note secured by real estate valued in excess of the principal balance of such loan. The loans to Messrs. Benson, Garnett, Sharer and Vandeman were made in connection with their respective relocations closer to the Thousand Oaks vicinity. The loan to Ms. Falberg was made for home improvement purposes. The annual interest rate on each such loan was 4.1% during the year ended December 31, 1997 and will be 4.3% for the year ending December 31, 1998. These interest rates are established and adjusted annually based on the average introduction rates on adjustable loans offered by California banks and savings and loans. Including principal and accrued interest, the largest aggregate indebtedness since January 1, 1997, of Messrs. Benson, Garnett, Sharer and Vandeman and Ms. Falberg under such loans was $400,000, $100,000, $200,000, $1,769,700 and $79,000, respectively. The aggregate outstanding indebtedness at March 15, 1998, of Messrs. Benson, Garnett, Sharer and Vandeman and Ms. Falberg under such loans was $400,000, $100,000, $200,000, $1,715,229 and $79,000,
respectively.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership with the SEC and with The Nasdaq Stock Market. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

    Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 1997, the Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                  /s/ George A. Vandeman

                                          --------------------------------------

                                          George A. Vandeman
                                          SECRETARY

March 26, 1998

                                         [AMGEN LOGO]

                                                  Amgen Inc.
                                             One Amgen Center Drive
                                             Thousand Oaks, CA 91320-1789

[Recycled Paper Logo] Printed on recycled paper   -C- 1998 Amgen Inc. All rights
                                                        reserved.
                                                        P50206  300M/3-98

                                                       NO POSTAGE
                                                       NECESSARY
                                                       IF MAILED
                                                         IN THE
                                                     UNITED STATES
                                                   ------------------
                                                   ------------------
                                                   ------------------
                                                   ------------------
                                                   ------------------
                                                   ------------------
                                                   ------------------
                                                   ------------------
                                                   ------------------
                                                   ------------------
                                                   ------------------

-------------------------------------------
BUSINESS REPLY MAIL
FIRST CLASS MAIL PERMIT NO. 67 THOUSAND
OAKS, CA
--------------------------------------------
POSTAGE WILL BE PAID BY ADDRESSEE

AMGEN INC.
Attn: Secretary, Mail Stop 27-4-A
One Amgen Center Drive
Thousand Oaks, CA 91320-1789

Amgen Inc.
/ / Yes, I do plan to attend the Annual Stockholders' Meeting on Thursday, May 7, 1998.

--------------------------------------------------------------------------------
Name          (Please print)
--------------------------------------------------------------------------------
Address
                                                                           (   )
--------------------------------------------------------------------------------
City                         State        Zip               Telephone
/ / No, I do not plan to attend the Annual Stockholders' Meeting on Thursday, May 7, 1998.

                                                           PROXY/DIRECTION CARD


                                  AMGEN INC.

             ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA  91320-1789

                     PROXY SOLICITED BY BOARD OF DIRECTORS

              FOR THE ANNUAL MEETING OF STOCKHOLDERS-MAY 7, 1998

Gordon M. Binder and George A. Vandeman (the "Proxy Holders"), or either of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California 90212, at 10:30 A.M., PDT, on Thursday, May 7, 1998, and at any adjournments of that meeting upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                       Change of Address:

                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------

                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
                                                  [SEE REVERSE SIDE]

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

/X/ Please mark your votes as in this example.

1. To elect two directors to hold office until the Annual Meeting of Stockholders in the year 2001.

                        WITHHOLD
    FOR                 AUTHORITY

    / /                   / /

    NOMINEES:  Steven Lazarus and Gilbert S. Omenn

    TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:

    -------------------------------------------------------------------------

    -------------------------------------------------------------------------

/ / Please indicate if a change of address was given on the reverse side.


2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998.

    FOR                         AGAINST                        ABSTAIN

    / /                           / /                            / /

In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting of Stockholders.

This Proxy/Direction Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees and FOR ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 1998. This Proxy/Direction Card also serves to instruct the respective trustees of the Amended and Restated Amgen Retirement and Savings Plan and of the Amended and Restated Retirement and Savings Plan for Amgen Puerto Rico, Inc. on how to vote shares held by the participants of such plans. The Board of Directors recommends a vote FOR election of the nominees for director and FOR proposal 2.

As of the date hereof, the undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 7, 1998, the accompanying Proxy Statement and the accompanying Annual Report of the Company for the year ended December 31, 1997.

  Signature(s)               Date:       Signature(s)                Date:
              --------------      ------             ---------------      ------

  NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

[AMGEN LOGO]
MEMORANDUM

TO:        ALL EMPLOYEES HOLDING AMGEN INC. COMMON STOCK
           THROUGH PARTICIPATION IN THE
           AMGEN RETIREMENT AND SAVINGS PLAN AND/OR IN THE
           RETIREMENT AND SAVINGS PLAN FOR AMGEN PUERTO RICO, INC.

FROM:      ARMECIA S. MEDLOCK

DATE:      MARCH 26, 1998

SUBJ:      AMGEN INC. - 1998 PROXY MATERIAL

    Since you have allocated a portion of your contributions in the Amgen Retirement and Savings Plan and/or in the Retirement and Savings Plan for Amgen Puerto Rico, Inc. (each referred to individually as the "Plan") toward purchasing shares of Common Stock of Amgen Inc., you are entitled to vote on the proposals to be presented at the 1998 Annual Stockholders' Meeting based on the number of shares of the Company's Common Stock that were allocated to your Plan account as of March 10, 1998. If more than one Proxy/Direction card is enclosed, the number of such shares are printed above your name and address on the enclosed Plan Proxy/Direction card(s) that has "401(K)" next to such number of shares.

    YOUR VOTING WITH RESPECT TO THE COMMON STOCK IN YOUR PLAN ACCOUNT IS HELD IN THE STRICTEST CONFIDENCE. No officer or employee of the Company or Amgen Puerto Rico, Inc. has the right to review your completed Plan Proxy/Direction card(s) indicating your voting preferences. If you return your completed Plan Proxy/Direction card(s) to any officer or employee of the Company or Amgen Puerto Rico, Inc., your votes cannot be counted. PLEASE VOTE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PLAN PROXY/DIRECTION CARD(S) TO AMERICAN STOCK TRANSFER & TRUST COMPANY ("ASTTC") IN THE ENVELOPE PROVIDED. If ASTTC does not receive your completed Plan Proxy/Direction card(s) in a timely fashion, the trustee under the Plan will vote your shares in accordance with the voting instructions that have been received from other Plan participants.

    If you held additional Common Stock of the Company as of March 11, 1998 in certificate form, please check this package to make sure you have removed all of the Proxy/Direction cards sent to you. If you held additional Common Stock of the Company as of March 11, 1998 through a bank or broker, you will receive additional proxy cards for those shares from such bank or broker. In order for all of your shares to be voted, you should complete and return promptly each proxy card that you receive.

    If you have any questions regarding this memorandum or the enclosures, please call me at Extension 72409. Thank you for your prompt attention to this matter.

Enclosures

[AMGEN LOGO]
MEMORANDUM

TO:        ALL THOUSAND OAKS-BASED EMPLOYEE
           STOCKHOLDERS OF RECORD AS OF MARCH 11, 1998

FROM:      ARMECIA S. MEDLOCK

DATE:      MARCH 26, 1998

SUBJECT:   AMGEN INC. - 1998 PROXY SOLICITATION MATERIAL

    The Company's Annual Stockholders' Meeting (the "Annual Meeting") will be held this year on May 7, 1998. As a stockholder of record on March 11, 1998, the record date for the Annual Meeting, you are entitled to vote on the proposals included on the agenda for the Annual Meeting. We have included in this mailing a return envelope and your Proxy/Direction card(s) representing those shares of Company Common Stock held by you in certificate form. Also enclosed, if applicable, are Proxy/Direction card(s) representing those shares of the Company's Common Stock allocated to your account in the Company's Retirement and Savings Plan and/or in the Retirement and Savings Plan for Amgen Puerto Rico, Inc. and an accompanying memorandum regarding the confidential voting of such shares. WE HAVE EXCLUDED FROM THIS MAILING PAPER VERSIONS OF THE COMPANY'S 1997 ANNUAL REPORT AND 1998 PROXY STATEMENT (THE "PROXY SOLICITATION MATERIAL") BECAUSE THIS YEAR, AS WITH LAST YEAR, YOU WILL BE ABLE TO ACCESS THIS MATERIAL ON THE INTERNAL AMGENWEB UNDER "NEWS."

    After you have reviewed the proxy solicitation material, please promptly complete, sign and date all of the enclosed Proxy/Direction card(s) and return it/them to American Stock Transfer and Trust Company in the enclosed return envelope.

    We hope that you will take advantage of this opportunity to access the proxy solicitation material on AmgenWeb and, at the same time, assist the Company in its VEP effort to reduce distribution and printing costs. If you have any questions about accessing the proxy solicitation material on the AmgenWeb, please contact the Corporate Information Systems Service Center at Extension 74248. If you prefer to receive the printed version of the proxy solicitation material, please contact Beverly Alexander at Extension 76264.

    If you have any questions regarding this memorandum, please call me at Extension 72409.

Thank you.

Enclosures